As filed with the Securities and Exchange Commission on October 25, 2017.

Registration No. 333-_____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________________

WINMARK CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	41-1622691
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

605 Highway 169 North, Suite 400

Minneapolis, Minnesota 55441

(Address of principal executive offices and zip code)

____________________________

Winmark Corporation 2010 Stock Option Plan

(Full title of the Plan)

____________________________

Anthony D. Ishaug
Chief Financial Officer and Treasurer
Winmark Corporation
605 Highway 169 North, Suite 400
Minneapolis, Minnesota 55441
763-520-8500

(Name, address and telephone number, including area code, of agent for service)

Copy to:
Jonathan B. Levy
Lindquist & Vennum, LLP
4200 IDS Center
80 South 8th Street
Minneapolis, Minnesota 55402
612-371-3211

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [ ] Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [   ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, no par value	200,000 (2)	$128.87	$25,774,000	$3,208.86

(1)    Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement of Form S-8 shall also cover such additional and indeterminate number of shares of the Registrant’s common stock that may be issued by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)    This Registration Statement registers 200,000 additional shares of common stock issuable under the Winmark Corporation 2010 Stock Option Plan.

(3)    Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended (the “Securities Act”), and based upon the average of the high and low prices per share of the Company’s Common Stock on The NASDAQ Global Market on October 23, 2017.

STATEMENT PURSUANT TO GENERAL INSTRUCTION E –

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement on Form S-8 is filed by Winmark Corporation, a Minnesota corporation, (“Winmark” or the “Company”) to register an additional 200,000 shares of its common stock for issuance upon exercise of options granted under the Winmark Corporation 2010 Stock Option Plan.

Pursuant to General Instruction E of Form S-8 and Rule 429 of the Securities Act, the contents of the Company’s prior registration statement on Form S-8, File No. 333-197600, are incorporated herein by reference.

PART II

Item 8.Exhibits.

Exhibit

4.1

Winmark Corporation 2010 Stock Option Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 11, 2010 for the Annual Meeting of Shareholders held on April 28, 2010)

4.2	Winmark Corporation First Amendment to the 2010 Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2014)
4.3	Winmark Corporation Second Amendment to the 2010 Stock Option Plan (incorporated by reference to Exhibit (d)(7) to the Schedule TO filed on July 19, 2017)
5.1	Opinion of Lindquist & Vennum LLP
23.1	Consent of Lindquist & Vennum LLP (included in Exhibit 5.1)
23.2	Consent of Grant Thornton LLP, the Company’s Independent Registered Public Accounting Firm
24.1	Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on October 25, 2017.

WINMARK CORPORATION

/s/ BRETT D. HEFFES

Brett D.  Heffes

Chief Executive Officer and Director

POWER OF ATTORNEY

The undersigned officers and directors of Winmark Corporation hereby constitute and appoint Brett D.  Heffes and Anthony D. Ishaug, each acting alone, with power to act as our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on October 25, 2017.

SIGNATURE	TITLE
/s/ BRETT D. HEFFES	Chief Executive Officer
Brett D. Heffes	(principal executive officer)
/s/ ANTHONY D. ISHAUG	Executive Vice President, Chief Executive Officer and Treasurer
Anthony D. Ishaug	(principal finance and accounting officer)
/s/ JOHN L. MORGAN	Executive Chairman of the Board
John L. Morgan
/s/ STEVEN C. ZOLA	Vice Chairman and Director
Steven C. Zola
/s/ LAWRENCE A. BARBETTA	Director
Lawrence A. Barbetta
/s/ JENELE C. GRASSLE	Director
Jenele C. Grassle
/s/ KIRK A. MACKENZIE	Director
Kirk A. MacKenzie
/s/ PAUL C. REYELTS	Director
Paul C. Reyelts
/s/ MARK L. WILSON	Director
Mark L. Wilson